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                                                                   EXHIBIT 10.41

                            INTERVISUAL BOOKS, INC.

                                November 4, 1999


Waldo H. Hunt
16130 High Valley Place
Encino, CA  91436

        Re:  First Amendment to Nonstatutory Stock Option Agreement

Dear Wally:

             Reference is made to your Nonstatutory Stock Option Agreement ("Option Agreement") dated October 1, 1997 for 31,000 shares of the Company's common stock with an option exercise price of $1.625 per share.

             The parties hereto desire to amend the Option Agreement to reduce the exercise price to $1.25 per share.

             Accordingly, the parties hereto agree as follows:

             1. Amendment. The parties hereto hereby agree to reduce the exercise price found in the first sentence of Section 1 of the Option Agreement to $1.25 per share (which price is in excess of the fair market value of the Company's common stock on this the date of amendment).

             2. Miscellaneous. Except as expressly amended herein, all of the terms and conditions of the Option Agreement remain in full force and effect. This letter may be executed in one or more counterparts, each of which shall be deemed an original.

            Please acknowledge your agreement to this letter by executing the enclosed copy of this letter and returning the copy to the undersigned.

                                        INTERVISUAL BOOKS, INC.,
                                        a California corporation



                                        By:
                                           --------------------------------
                                              Nathan N. Sheinman
                                              President and
                                              Chief Operating Officer


AGREED:



--------------------------------
Waldo H. Hunt, an individual